Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement of Community Bankers Trust Corporation of our report dated March 15, 2021, relating to the consolidated financial statements of Community Bankers Trust Corporation, appearing in the Annual Report on Form 10-K of Community Bankers Trust Corporation for the year ended December 31, 2020.

/S/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

December 8, 2021